EXHIBIT 99.1

For further information, contact:

Richard J. Freer

Chairman/COO, CBI

Phone: 800 735 9224

Fax: 804 648 2641

Commonwealth Biotechnologies, Inc.

Modifies and Extends Term Sheet to Acquire

Mimotopes Pty Ltd

RICHMOND, VIRGINIA (October 2, 2006) – Commonwealth Biotechnologies, Inc. (Nasdaq Capital Market: CBTE), a life sciences contract research organization and biotechnology company, announced today that it has signed a modified and extended non-binding term sheet (the “Term Sheet”) to acquire the outstanding capital stock of Mimotopes Pty Ltd (“Mimotopes”), a wholly-owned subsidiary of PharmAust Ltd, an Australian Stock Exchange listed company (ASX: PAA), in a transaction structure yet to be formally determined.

PAA, headquartered in Nedlands, Western Australia, is a vertically integrated pharmaceutical group of companies involved in a range of activities from contract drug discovery and development to manufacturing, sales and marketing of healthcare and pharmaceutical products. Mimotopes, one of PAA’s three operating subsidiaries, provides specialized pre-clinical peptide synthesis and development services to the healthcare and pharmaceutical products industries.

A summary of certain provisions of the Term Sheet is as follows:

•	CBTE will acquire all of the outstanding equity securities of Mimotopes;

•	CBTE currently anticipates that the consideration for Mimotopes will be shares of common stock, the amount of which will be determined through a valuation of Mimotopes. However, CBTE also anticipates a cap on the total number of shares to be issued in connection with this transaction.

•	CBTE will identify certain key employees and enter into mutually acceptable employment arrangements with such individuals; and

•	The Term Sheet will terminate if definitive agreements have not been executed by both parties on or before November 15, 2006.

The Term Sheet is non-binding and is subject to a number of conditions including:

•	negotiation of definitive agreements;

•	completion of due diligence processes satisfactory to each party in their sole and absolute discretion;
•	obtaining requisite Board of Directors and shareholder approvals;

•	obtaining requisite regulatory approvals; and

•	CBTE obtaining a favorable valuation of Mimotopes and a fairness opinion relating to the consideration to be paid by CBTE in this transaction.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the Term Sheet which is filed as an exhibit to the CBTE Current Report on Form 8-K in which this press release is filed.

About CBI

Founded in 1992, CBTE is located at 601 Biotech Drive, Richmond, VA 23235 (1-800-735-9224). The company occupied its 32,000 square foot facility in December, 1999. CBTE has provided comprehensive research and development services to more than 2,500 private, government, and academic customers in the global biotechnology industry. For more information, visit CBTE on the web at www.cbi-biotech.com.

Forward Looking Statements

This announcement contains forward-looking statements regarding the potential acquisition of Mimotopes by CBTE. Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

•	the timing of the closing, if any, of the transaction;

•	the acquisition by CBTE of a favorable valuation of Mimotopes;

•	the acquisition by CBTE of a fairness opinion relating to the purchase price for Mimotopes;

•	CBTE’s ability to negotiate mutually acceptable employment arrangements with key employees of Mimotopes;

•	the ability of the parties to negotiate definitive purchase agreements; and

•	the possibility that the transaction may not close.

More information about potential factors which could affect CBTE’s business and financial results is included in CBTE’s Annual Report on Form 10-KSB for the year ended December 31, 2005, CBTE’s Quarterly Reports on Form 10-QSB, and current reports on Form 8-K. All forward-looking statements are based on information available to CBTE on the date hereof, and CBTE assumes no obligation to update such statements.

3